Exhibit 99.1

Summit Hotel Properties Reports Second Quarter 2015 Results

8.7 percent Same-Store RevPAR growth; $0.34 Adjusted FFO per share

21.0 percent Adjusted FFO per share growth; 17.0 percent Adjusted EBITDA growth

AUSTIN, Texas, Aug. 3, 2015 /PRNewswire/ -- Summit Hotel Properties, Inc. (NYSE:INN) (the "Company") today announced results for the second quarter 2015.

"We are very pleased with our second quarter operating results, including adjusted EBITDA of nearly $42 million, which was a record breaking quarter for our company," said Dan Hansen, Summit's President and CEO. "Our portfolio continues to benefit from capital we have invested, our operational expertise and owning the right brands in the best locations. Our outlook for the remainder of the year remains very positive for both our portfolio and the U.S. lodging industry."

Second Quarter 2015 Highlights

  Pro Forma RevPAR: Pro forma revenue per available room ("RevPAR") in the second quarter of 2015 grew to $108.10, an increase of 7.6 percent over the same period of 2014. Pro forma average daily rate ("ADR") grew to $133.68 in the second quarter of 2015, an increase of 6.5 percent from the same period of 2014. Pro forma occupancy increased by 1.0 percent to 80.9 percent.
  Pro Forma Hotel EBITDA:  Pro forma hotel EBITDA in the second quarter of 2015 grew to $47.0 million, an increase of 10.4 percent over the same period in 2014.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 39 basis points in the second quarter of 2015 to 37.8 percent compared with the same period of 2014. Pro forma hotel EBITDA margin is defined as pro forma hotel EBITDA as a percentage of pro forma total revenue.
  Same-Store RevPAR: Same-store RevPAR in the second quarter of 2015 grew to $104.25, an increase of 8.7 percent over the same period in 2014.  Same-store ADR in the second quarter of 2015 grew to $128.90, an increase of 7.3 percent from the same period of 2014. Same-store occupancy increased by 1.4 percent in the second quarter of 2015 to 80.9 percent compared to the same period in 2014.
  Adjusted EBITDA: Adjusted EBITDA increased to $41.7 million in the second quarter of 2015 from $35.6 million in the same period of 2014, an increase of $6.1 million or 17.0 percent.
  Adjusted FFO: Adjusted Funds from Operations ("AFFO") for the second quarter of 2015 increased to $29.7 million, or $0.34 per diluted unit, which is a 21.0 percent increase from the same period of 2014.
  Net Income: Net Income attributable to common stockholders in the second quarter of 2015 increased to $12.1 million, or $0.14 per diluted share, compared to $4.8 million, or $0.06 per diluted share, in the same period of 2014.
  Acquisitions: The Company acquired three hotels during the second quarter of 2015 comprising 465 guestrooms, for a total purchase price of $98.0 million.

The Company's results for the three and six months ended June 30, 2015 and 2014 included the following:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	($ in thousands, except per unit and RevPAR data) Unaudited
Total Revenue	$ 120,677	$ 105,525	$ 228,325	$ 195,069
Net Income to Common Shareholders	$ 12,057	$ 4,828	$ 18,444	$ 4,139
EBITDA [1]	$ 40,002	$ 32,616	$ 73,372	$ 57,799
Adjusted EBITDA [1]	$ 41,695	$ 35,636	$ 76,205	$ 62,828
FFO [1]	$ 28,186	$ 22,513	$ 50,795	$ 37,102
Adjusted FFO [1]	$ 29,671	$ 24,441	$ 52,917	$ 41,099
FFO per diluted unit [1,2]	$0.32	$0.26	$0.58	$0.43
Adjusted FFO per diluted unit [1,2]	$0.34	$0.28	$0.61	$0.47

Pro Forma [3]
RevPAR	$108.10	$100.49	$103.27	$94.20
RevPAR growth	7.6%		9.6%
Hotel EBITDA	$ 46,960	$ 42,525	$ 85,975	$ 75,360
Hotel EBITDA margin	37.8%	37.4%	36.7%	35.5%
Hotel EBITDA margin growth	39 bps		117 bps

[1]

See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per diluted unit, adjusted FFO ("AFFO"), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses).

[2]

Based on 87,008,000 weighted average diluted units and 86,735,000 weighted average diluted units for the three months ended June 30, 2015 and 2014, respectively, and 86,947,000 weighted average diluted units and 86,660,000 weighted average diluted units for the six months ended June 30, 2015 and 2014, respectively.  In this press release, references to "per share" or  "diluted units" mean diluted shares of the Company's common stock and common units of limited partnership interest in Summit Hotel OP, LP, the Company's operating partnership, held by limited partners other than the Company. In general, common units held by limited partners other than the Company are redeemable for cash or, at the Company's option, shares of the Company's common stock on a one-for-one basis.

[3]

Unless stated otherwise in this release, all pro forma information includes operating and financial results for 93 hotels owned as of June 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2014 for periods prior to the Company's ownership. Non-GAAP financial measures are unaudited.

Year-To-Date 2015 Highlights

  Pro Forma RevPAR: Pro forma RevPAR in the first six months of 2015 grew to $103.27, an increase of 9.6 percent over the same period in 2014. Pro forma ADR grew to $133.11, an increase of 7.5 percent from 2014. Pro forma occupancy increased by 2.0 percent to 77.6 percent.
  Pro Forma Hotel EBITDA:  Pro forma hotel EBITDA for the first six months of 2015 was $86.0 million, an increase of 14.1 percent over the same period in 2014.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the first six months of 2015 expanded by 117 basis points compared with the same period in 2014.
  Same-Store RevPAR: Same-store RevPAR in the first six months of 2015 grew to $99.91, an increase of 10.9 percent over the same period in 2014.  Same-store ADR grew to $128.73, an increase of 8.3 percent from the first six months of 2014. Same-store occupancy increased by 2.3 percent to 77.6 percent.
  Adjusted EBITDA: Adjusted EBITDA increased to $76.2 million in the first six months of 2015 from $62.8 million in the same period in 2014, an increase of $13.4 million or 21.3 percent.
  Adjusted FFO: AFFO for the first six months of 2015 increased 28.8 percent to $52.9 million, or $0.61 per diluted unit.
  Net Income: Net income attributable to common stockholders in the first six months of 2015 increased to $18.4 million, or $0.21 per diluted share, compared to $4.1 million, or $0.05 per diluted share, in the same period of 2014.
  Acquisitions: The Company acquired three hotels in the first six months of 2015 comprising 465 guestrooms, for a total purchase price of $98.0 million.

INN vs. Industry Results (% change)
	Six Months Ended June 30, 2015
	Occupancy	ADR	RevPAR
INN Pro Forma (93)	2.0%	7.5%	9.6%
INN Same-Store (84)	2.3%	8.3%	10.9%
Overall US *	2.3%	4.8%	7.2%
Upscale *	1.1%	5.2%	6.4%

*Source: Smith Travel Research Monthly Hotel Review, Volume 15, Issue M6

Acquisitions

During the second quarter of 2015, the Company acquired three hotels with an aggregate of 465 guestrooms for a total purchase price of $98.0 million. The Company entered into management agreements with Interstate Hotels & Resorts for the acquisitions completed in the quarter.

  On April 13, 2015, the Company acquired the newly constructed 211-guestroom Hampton Inn & Suites located in Minneapolis, Minn. for $39.0 million.
  On June 18, 2015, the Company acquired the 139-guestroom Hampton Inn located in the Boston suburb Norwood, Mass. for $24.0 million and anticipates spending approximately $2.3 million on capital improvements in the latter part of 2016.
  On June 30, 2015, the Company acquired the 115-guestroom Hotel Indigo located in Asheville, N.C. for $35.0 million and anticipates spending approximately $0.4 million on capital improvements during the next twelve months.

"Our ability to source high quality acquisitions with strong growth profiles is a strength that we enhance with our best in class management and renovation teams. This combination of skill sets gives us confidence in our ability to continue to grow and create shareholder value," commented Hansen.

Dispositions

On June 8, 2015, the Company entered into multiple sales agreements with affiliates of American Realty Capital Hospitality Trust, Inc. for the sale of 26 hotels containing 2,793 guestrooms, for a combined price of approximately $351.4 million (the "ARCH Sale"). The ARCH Sale is scheduled to close on three separate dates, with the current estimated closing dates in September 2015, October 2015, and January 2016. The agreements are subject to customary and standard closing conditions.

On July 15, 2015 the due diligence period was extended to 5:00 p.m. eastern time on July 21, 2015. Upon the expiration of the due diligence period, a total of $15.0 million of earnest money was on deposit with the escrow agent. On July 28, 2015, approximately $20.2 million of additional earnest money was deposited with the escrow agent. The combined earnest money is non-refundable except in limited circumstances.

Capital Investment

The Company invested $10.0 million into capital improvements during the second quarter of 2015. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

Balance Sheet and Capital Activity

At June 30, 2015, the Company had the following:

  Total outstanding debt of $721.0 million, with a weighted average interest rate of 4.04 percent, and $37.0 million of cash and cash equivalents.
  The Company's maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility, with $160.0 million outstanding and $140.0 million available to borrow.
  Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.8x.

At July 30, 2015, the Company had the following:

  Total outstanding debt of $761.6 million, with a weighted average interest rate of 3.92 percent.
  The Company's maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility, with $205.0 million outstanding and $95.0 million available to borrow.

Dividends

On July 30, 2015, the Company declared a quarterly cash dividend of:

  $0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP, the Company's operating partnership.
  $0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.
  $0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.
  $0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable on August 31, 2015 to holders of record as of August 14, 2015.

Subsequent Events

  On July 24, 2015, the Company acquired two hotels for a total purchase price of $56.8 million and entered into management agreements with Interstate Hotels & Resorts for both properties. The 141-guestroom Residence Inn located in Baltimore (Hunt Valley), Md. was acquired for $31.1 million and the Company anticipates spending approximately $1.5 million on capital improvements during 2016. The 101-guestroom Residence Inn located in Branchburg, N.J. was acquired for $25.7 million and the Company expects to spend approximately $1.1 million on capital improvements during 2016.

2015 Outlook

"We are very confident in our portfolio's ability to continue generating outsized operating results as the U.S. lodging industry fundamentals remain strong. We are seeing limited new supply in our markets, coupled with strong demand, allowing us to drive rate growth and higher margins," said Hansen.

The Company is providing guidance for the third quarter and full year 2015 based on its 95 current hotels.¹ Except as described in footnote one below, the guidance assumes no additional hotels are acquired or sold and no additional issuances of equity securities.

THIRD QUARTER 2015
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (95) [1]	$ 105.00	$ 107.00
Pro forma RevPAR growth (95) [1]	4.0%	6.0%
RevPAR (same-store 84) [2]	$ 99.50	$ 101.50
RevPAR growth (same-store 84) [2]	4.0%	6.0%
Adjusted FFO	$ 28,700	$ 30,500
Adjusted FFO per diluted unit [3]	$ 0.33	$ 0.35

FULL YEAR 2015
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (95) [1]	$ 100.50	$ 102.50
Pro forma RevPAR growth (95) [1]	6.0%	8.0%
RevPAR (same-store 84) [2]	$ 95.50	$ 97.50
RevPAR growth (same-store 84) [2]	6.0%	8.0%
Adjusted FFO	$ 100,900	$ 104,400
Adjusted FFO per diluted unit [3]	$ 1.16	$ 1.20
Capital improvements	$ 37,000	$ 43,000
¹

Pro forma outlook information includes operating results for 95 hotels owned as of July 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company's ownership.

[2]	Same-store information provided in the 2015 outlook includes operating results for 84 hotels owned by the Company as of January 1, 2014.

[3]	Assumes weighted average diluted units outstanding of 87,100,000 for the third quarter and 87,000,000 for the full year of 2015.

Second Quarter 2015 Earnings Conference Call

The Company will conduct its quarterly conference call on Tuesday, August 4, 2015 at 9:00 a.m. ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 91144444. Additionally, a live webcast of the call will be available through the Company's website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Tuesday, August 11, 2015 by dialing 855-859-2056; conference identification code 91144444. A replay of the conference call will also be available on the Company's website until November 4, 2015.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the Upscale and Upper-midscale segments of the lodging industry. As of July 30, 2015, the Company's portfolio consisted of 95 hotels with a total of 12,175 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "forecast," "continue," "plan," "likely," "would" or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company's ability to realize embedded growth from the deployment of renovation capital; projections of the Company's revenues and expenses, capital expenditures or other financial items; descriptions of the Company's plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company's future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company's outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission ("SEC"). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations.

SUMMIT HOTEL PROPERTIES, INC. Consolidated Balance Sheets (Amounts in thousands)
	June 30,	December 31,
	2015	2014
ASSETS	(Unaudited)

Investment in hotel properties, net	$ 1,215,012	$ 1,339,415
Investment in hotel properties under development	-	253
Land held for development	6,453	8,183
Assets held for sale	216,357	300
Cash and cash equivalents	36,963	38,581
Restricted cash	31,187	34,395
Trade receivables	12,531	7,681
Prepaid expenses and other	7,728	6,181
Derivative financial instruments	-	66
Deferred charges, net	8,806	9,641
Deferred tax asset, net	-	176
Other assets	16,077	14,152
Total assets	$ 1,551,114	$ 1,459,024

LIABILITIES AND EQUITY
Liabilities:
Debt	$ 721,010	$ 626,533
Accounts payable	3,113	7,271
Accrued expenses	40,207	38,062
Derivative financial instruments	2,187	1,957
Total liabilities	766,517	673,823

Equity:
Total stockholders' equity	779,673	779,611
Noncontrolling interests in operating partnership	4,924	5,590
Total equity	784,597	785,201
Total liabilities and equity	$ 1,551,114	$ 1,459,024

SUMMIT HOTEL PROPERTIES, INC. Consolidated Statements of Operations (Amounts in thousands, except per share amounts) (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Room revenue	$ 113,714	$ 99,680	$ 215,139	$ 184,232
Other hotel operations revenue	6,963	5,845	13,186	10,837
Total revenues	120,677	105,525	228,325	195,069

Expenses:
Hotel operating expenses:
Rooms	27,729	25,985	53,235	49,677
Other direct	15,860	13,214	30,895	25,234
Other indirect	31,688	27,410	60,415	51,617
Total hotel operating expenses	75,277	66,609	144,545	126,528
Depreciation and amortization	15,403	16,257	30,667	31,318
Corporate general and administrative	5,363	5,417	9,878	9,622
Hotel property acquisition costs	113	17	113	709
Loss on impairment of assets	-	660	-	660
Total expenses	96,156	88,960	185,203	168,837
Operating income	24,521	16,565	43,122	26,232

Other income (expense):
Interest expense	(7,655)	(7,234)	(14,902)	(13,963)
Other income, net	338	199	74	286
Total other expense, net	(7,317)	(7,035)	(14,828)	(13,677)
Income from continuing operations before income taxes	17,204	9,530	28,294	12,555
Income tax expense	(903)	(329)	(1,402)	(407)
Income from continuing operations	16,301	9,201	26,892	12,148
Income (loss) from discontinued operations	-	(41)	-	337
Net income	16,301	9,160	26,892	12,485

Income attributable to non-controlling interests:
Operating partnership	97	61	154	51
Joint venture	-	124	-	1
Net income attributable to Summit Hotel Properties, Inc.	16,204	8,975	26,738	12,433
Preferred dividends	(4,147)	(4,147)	(8,294)	(8,294)
Net income attributable to common stockholders	$ 12,057	$ 4,828	$ 18,444	$ 4,139

Basic and diluted net income per share	$ 0.14	$ 0.06	$ 0.21	$ 0.05

Weighted average common shares outstanding:
Basic	85,831	85,165	85,768	85,136
Diluted	87,008	85,663	86,947	85,596

SUMMIT HOTEL PROPERTIES, INC. Discontinued Operations Summary (Amounts in thousands) (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$ -	$ 1,193	$ -	$ 2,281
Hotel operating expenses	-	788	-	1,558
Depreciation and amortization	-	5	-	9
Loss on impairment of assets	-	400	-	400
Operating income	-	-	-	314
Other income (expense)	-	(46)	-	17
Income (loss) before taxes	-	(46)	-	331
Income tax benefit	-	5	-	6
Income (loss) from discontinued operations	$ -	$ (41)	$ -	$ 337

Income (loss) from discontinued operations attributable to non-controlling interest	$ -	$ (1)	$ -	$ 4

Income (loss)from discontinued operations attributable to common stockholders	$ -	$ (40)	$ -	$ 333

SUMMIT HOTEL PROPERTIES, INC. Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations (Amounts in thousands except per diluted unit) (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net Income	$ 16,301	$ 9,160	$ 26,892	$ 12,485
Preferred dividends	(4,147)	(4,147)	(8,294)	(8,294)
Depreciation and amortization	15,403	16,262	30,667	31,327
Amortization of deferred financing costs	421	388	819	757
Loss on impairment of assets	-	1,060	-	1,060
(Gain) Loss on disposal of assets	208	32	711	(28)
Noncontrolling interest in joint venture	-	(124)	-	(1)
Adjustments related to joint venture	-	(118)	-	(204)
Funds From Operations	$ 28,186	$ 22,513	$ 50,795	$ 37,102
FFO per diluted unit [1]	$ 0.32	$ 0.26	$ 0.58	$ 0.43

Equity based compensation	1,372	1,301	2,008	1,768
Hotel property acquisition costs	113	17	113	709
Loss on derivative	-	1	1	1
Expenses related to improvement of internal controls	-	46	-	956
Expenses related to the transition of directors and executive officers	-	563	-	563
Adjusted Funds From Operations	$ 29,671	$ 24,441	$ 52,917	$ 41,099
AFFO per diluted unit [1]	$ 0.34	$ 0.28	$ 0.61	$ 0.47

Weighted average diluted units [1]	87,008	86,735	86,947	86,660

[1]

The Company includes the outstanding common units of limited partnership interest ("OP units") in Summit Hotel OP, LP, the Company's operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company's option, shares of the Company's common stock on a one-for-one basis.

SUMMIT HOTEL PROPERTIES, INC. Reconciliation of Net Income to Non-GAAP Measures – EBITDA (Amounts in thousands) (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net Income	$ 16,301	$ 9,160	$ 26,892	$ 12,485
Depreciation and amortization	15,403	16,262	30,667	31,327
Interest expense	7,655	7,234	14,902	13,963
Interest income	(260)	(122)	(491)	(172)
Income tax expense	903	324	1,402	401
Noncontrolling interest in joint venture	-	(124)	-	(1)
Adjustments related to joint venture	-	(118)	-	(204)
EBITDA	$ 40,002	$ 32,616	$ 73,372	$ 57,799

Equity based compensation	1,372	1,301	2,008	1,768
Hotel property acquisition costs	113	17	113	709
Loss on impairment of assets	-	1,060	-	1,060
(Gain) Loss on disposal of assets	208	32	711	(28)
Loss on derivative	-	1	1	1
Expenses related to improvement of internal controls	-	46	-	956
Expenses related to the transition of directors and executive officers	-	563	-	563
Adjusted EBITDA	$ 41,695	$ 35,636	$ 76,205	$ 62,828

SUMMIT HOTEL PROPERTIES, INC. Pro Forma [1] Operational and Statistical Data (Dollars in thousands, except operating metrics) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Room revenue	$ 117,115	$ 107,106	$ 220,796	$ 199,618
Other hotel operations revenue	7,253	6,677	13,749	12,760
Total revenues	124,368	113,783	234,545	212,378

EXPENSES
Hotel operating expenses
Rooms	28,514	26,249	54,718	53,796
Other direct	16,309	15,013	31,755	27,326
Other indirect	32,585	29,996	62,097	55,896
Total Operating Expenses	77,408	71,258	148,570	137,018

Hotel EBITDA	$ 46,960	$ 42,525	$ 85,975	$ 75,360

	2014		2015		Trailing Twelve Months Ended June 30, 2015
	Q3	Q4	Q1	Q2

Room revenue	$ 108,579	$ 96,234	$ 103,681	$ 117,115	$ 425,609
Other revenue	6,656	6,433	$ 6,496	$ 7,253	26,838
Total Revenue	$ 115,235	$ 102,667	$ 110,177	$ 124,368	$ 452,447

Hotel EBITDA	$ 43,309	$ 33,926	$ 39,015	$ 46,960	$ 163,210
EBITDA Margin	37.6%	33.0%	35.4%	37.8%	36.1%

Rooms occupied	858,720	769,274	782,668	876,074	3,286,736
Rooms available	1,077,957	1,077,964	1,054,685	1,083,371	4,293,977

Occupancy	79.7%	71.4%	74.2%	80.9%	76.5%
ADR	$ 126.44	$ 125.10	$ 132.47	$ 133.68	$ 129.49
RevPAR	$ 100.73	$ 89.27	$ 98.30	$ 108.10	$ 99.12

[1]

Pro forma information includes operating results for 93 hotels owned as of June 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company's ownership.

SUMMIT HOTEL PROPERTIES, INC. Pro Forma [1] and Same-Store [2] Statistical Data (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Pro Forma [1] (93 hotels)
Rooms occupied	876,074	853,436	1,658,742	1,612,340
Rooms available	1,083,371	1,065,830	2,138,056	2,119,010
Occupancy	80.9%	80.1%	77.6%	76.1%
ADR	$ 133.68	$ 125.50	$ 133.11	$ 123.81
RevPAR	$ 108.10	$ 100.49	$ 103.27	$ 94.20

Occupancy growth	1.0%		2.0%
ADR growth	6.5%		7.5%
RevPAR growth	7.6%		9.6%

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Same-Store [2] (84 hotels)
Rooms occupied	770,930	759,872	1,471,302	1,436,089
Rooms available	953,225	952,536	1,895,680	1,893,756
Occupancy	80.9%	79.8%	77.6%	75.8%
ADR	$ 128.90	$ 120.17	$ 128.73	$ 118.85
RevPAR	$ 104.25	$ 95.87	$ 99.91	$ 90.13

Occupancy growth	1.4%		2.3%
ADR growth	7.3%		8.3%
RevPAR growth	8.7%		10.9%

[1]

Pro forma information includes operating results for 93 hotels owned as of June 30, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company's ownership.

[2]	Same-store information includes operating results for 84 hotels owned by the Company as of January 1, 2014 and at all times during the three and six months ended June 30, 2015 and 2014.

Non-GAAP Financial Measures

Funds From Operations ("FFO") and Adjusted FFO ("AFFO")

As defined by the National Association of Real Estate Investment Trusts ("NAREIT"), FFO represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the NAREIT definition and may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because, in addition to the amount of depreciation and amortization we add back to net income or loss, we also add back the amortization of deferred financing costs and amortization of franchise application fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA, Adjusted EBITDA and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

Logo - http://photos.prnewswire.com/prnh/20150708/233320LOGO

CONTACT: Elisabeth Eisleben, Director of Investor Relations, 512-538-2306, eeisleben@shpreit.com